Exhibit 99.1

Midwest Air Group, Inc.

6744 South Howell Avenue

Oak Creek, Wisconsin  53154

414-570-4000

www.midwestairlines.com

Traded: AMEX (MEH)

Media Inquiries: Carol Skornicka, 414-570-3980 (o), 414-303-6516 (c) or Carol.Skornicka@midwestairlines.com

Analyst/Investor Inquiries: Dennis O’Reilly, 414-570-3954 (o) or Dennis.O’Reilly@midwestairlines.com

FOR IMMEDIATE RELEASE

September 13, 2007

MIDWEST AIR GROUP REPORTS AUGUST PERFORMANCE

Milwaukee, Wisconsin, September 13, 2007 – Midwest Air Group, Inc. (AMEX: MEH) today reported August performance data, including record traffic and load factors for the month.

At the group level, a 28.2% increase in traffic outpaced a 22.8% increase in capacity, resulting in a 3.4 percentage point increase in load factor compared with August 2006. Revenue per total available seat mile decreased 1.6% in the same time period.

Midwest Air Group, Inc. -- Performance Report
					Eight Months Ended
	August				August 31,
	2007	2006	% Change		2007	2006	% Change
Midwest Air Group
Scheduled Service Revenue Passenger Miles (000s)	463,874	361,707	28.2		3,250,991	2,785,714	16.7
Scheduled Service Available Seat Miles (000s)	565,646	460,464	22.8		4,065,208	3,585,566	13.4
Total Available Seat Miles (000s)	567,130	462,262	22.7		4,091,261	3,630,507	12.7
Load Factor (%)	82.0%	78.6%	3.4	pts.	80.0%	77.7%	2.3	pts.
Revenue Yield (estimate)	$0.1393	$0.1464	(4.9)		$0.1384	$0.1427	(3.0)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1142	$0.1150	(0.7)		$0.1107	$0.1109	(0.2)
Total Revenue per Total ASM (estimate)	$0.1249	$0.1269	(1.6)		$0.1232	$0.1231	0.1
Number of Flights	11,029	9,726	13.4		78,313	74,297	5.4
Into-plane Fuel Cost per Gallon (estimate)	$2.12	$2.36	(10.3)		$2.12	$2.19	(3.2)

Midwest Airlines Operations
Origin & Destination Passengers	349,620	318,862	9.6		2,670,645	2,458,021	8.7
Scheduled Service Revenue Passenger Miles (000s)	400,333	337,108	18.8		2,963,358	2,608,913	13.6
Scheduled Service Available Seat Miles (000s)	480,422	426,511	12.6		3,662,674	3,328,429	10.0
Total Available Seat Miles (000s)	481,906	428,309	12.5		3,688,727	3,373,004	9.4
Load Factor (%)	83.3%	79.0%	4.3	pts.	80.9%	78.4%	2.5	pts.
Revenue Yield (estimate)	$0.1199	$0.1298	(7.6)		$0.1228	$0.1272	(3.4)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.0999	$0.1026	(2.6)		$0.0994	$0.0997	(0.3)
Total Revenue per Total ASM (estimate)	$0.1129	$0.1163	(2.9)		$0.1139	$0.1138	0.1
Average Passenger Trip Length (miles)	1,145	1,057	8.3		1,110	1,061	4.5
Number of Flights	4,689	4,725	(0.8)		37,713	36,036	4.7
Into-plane Fuel Cost per Gallon (estimate)	$2.13	$2.35	(9.6)		$2.11	$2.18	(3.0)

-MORE-

Midwest Connect Operations
Origin & Destination Passengers	148,351	78,162	89.8		775,335	560,886	38.2
Scheduled Service Revenue Passenger Miles (000s)	63,541	24,599	158.3		287,633	176,802	62.7
Scheduled Service Available Seat Miles (000s)	85,224	33,953	151.0		402,534	257,136	56.5
Total Available Seat Miles (000s)	85,224	33,953	151.0		402,534	257,503	56.3
Load Factor (%)	74.6%	72.4%	2.2	pts.	71.5%	68.8%	2.7	pts.
Revenue Yield (estimate)	$0.2617	$0.3743	(30.1)		$0.2988	$0.3724	(19.7)
Passenger Revenue per Schd. Svc. ASM (estimate)	$0.1951	$0.2712	(28.1)		$0.2135	$0.2560	(16.6)
Total Revenue per Total ASM (estimate)	$0.2084	$0.3012	(30.8)		$0.2351	$0.2871	(18.1)
Average Passenger Trip Length (miles)	428	315	36.1		371	315	17.7
Number of Flights	6,340	5,001	26.8		40,600	38,261	6.1
Into-plane Fuel Cost per Gallon (estimate)	$2.08	$2.41	(13.6)		$2.13	$2.23	(4.5)

Note: All statistics exclude charter operations except total available seat miles, total revenue per total available seat miles and into-plane fuel cost. Numbers may not recalculate due to rounding.

This performance report includes operating statistics for the 50-seat regional jet fleet operated by SkyWest Airlines, affecting year-over-year comparisons for Midwest Air Group and Midwest Connect. That service, which launched April 1, 2007, has allowed for the opening of new markets as well as the conversion to Midwest Connect of some flights previously flown by Midwest Airlines.

Readers of Travel+Leisure named Midwest Airlines “Best Domestic Airline” in the magazine’s 2007 World’s Best Awards competition. The airline features jet service throughout the United States, including Milwaukee’s most daily nonstop flights and best schedule to major destinations. Catering to business travelers and discerning leisure travelers, the airline earned its reputation as “The best care in the air” by providing passengers with impeccable service and onboard amenities at competitive fares. Both Skyway Airlines, Inc. – a wholly owned subsidiary of Midwest Airlines – and SkyWest Airlines, Inc. operate as Midwest Connect and offer service to and connections through Midwest Airlines’ hubs. Together, the airlines offer service to 53 cities. More information is available at http://www.midwestairlines.com.

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